UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2022 (July 7, 2022)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On July 11, 2022, Clarivate Plc (the “Company”) announced that Jonathan Gear, age 51, will assume the role of Chief Executive Officer-Elect effective as of July 11, 2022, and will join the Board of Directors, which will be increased from 13 to 14 members. Mr. Gear will become the Chief Executive Officer of the Company on September 1, 2022.

Mr. Gear most recently served as Chief Financial Officer of IHS Markit Ltd. (“IHS Markit”), a position he held from February 2020 through February 2022, at which time IHS Markit completed its merger with S&P Global Inc. Prior to that, Mr. Gear served as Executive Vice President and President of Resources, Transportation, and CMS at IHS Markit since July 2016. Earlier, he served in multiple leadership roles across IHS Inc. (“IHS”). Prior to joining IHS in 2005, Mr. Gear held leadership positions at Activant Solutions Inc., smarterwork.com and Booz Allen Hamilton.

Jerre Stead, who has served as Executive Chair and Chief Executive Officer of the Company since 2019, is retiring from his Chief Executive Officer role effective September 1, 2022 and will continue as the non-executive Chair of the Board of Directors of the Company.

The Company’s press release dated July 11, 2022 announcing these management changes is attached hereto as Exhibit 99.1.

(e)

In connection with his appointment as Chief Executive Officer-Elect and a member of the Board of Directors of the Company, on July 7, 2022, the Company entered into an offer letter with Mr. Gear (the “Offer Letter”). The Offer Letter provides that Mr. Gear will receive an initial annual base salary of $900,000, a target annual bonus opportunity equal to 150% of his base salary under the Company’s annual incentive plan (pro-rated for 2022) and a target annual equity incentive compensation opportunity with an initial 2022 grant of restricted share units and performance-based restricted share units with a grant date target value equal to $6.5 million, and will be eligible to participate in the other benefit plans generally made available to the Company’s senior executives. In addition, the Offer Letter provides that on or around July 15, 2022, Mr. Gear will receive a one-time equity sign-on bonus of restricted share units, with an aggregate grant date value of $3.5 million (with the number of Company shares underlying the restricted share units calculated using the closing price of Company shares on the New York Stock Exchange on July 11, 2022), which will vest, subject to Mr. Gear’s service to the Company, as follows: (i) 40% on July 11, 2023, (ii) 40% on July 11, 2024 and (iii) 20% on July 11, 2025.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release issued by Clarivate Plc dated July 11, 2022.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: July 11, 2022	By:	/s/ Jerre Stead
Name: Jerre Stead
Executive Chair and Chief Executive Officer